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                                                                   EXHIBIT 10.30

                                 LEASE AGREEMENT

     This LEASE AGREEMENT (this "LEASE") is made as of June 5, 2000 by and between ONE OAK PARK DRIVE, L.L.C., a Delaware limited liability company (the "LANDLORD"), having a business address at 57 Bedford Street, Suite 100, Lexington, Massachusetts 02420, and CAMBRIDGE HEART, INC., a Massachusetts corporation (the "TENANT"), having a business address at One Oak Park Drive, Bedford, Massachusetts 01730.

1.   LEASE; THE PREMISES

     In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the entire first floor (the "PREMISES"), consisting of approximately 11,000 rentable square feet of floor area, in that certain building (the "BUILDING") situated on that certain parcel of land (the "PROPERTY") known as and numbered One Oak Park Drive, in the town of Bedford, Middlesex County, Massachusetts, and shown as Lot 4 on Land Court Plan No. 11345E filed with the Middlesex South Registry District of the Land Court. The Premises are leased together with rights, in common with the Landlord and all others (including any other tenant or tenants of the Building or the Property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, to use (i) the entrance area(s) and all other such common areas of the Building for their intended purposes and (ii) the driveways, walkways, parking area and other common areas of the Property for their intended purposes.

     The Tenant agrees to permit access by the Landlord and all others (including any other tenant or tenants of the Building or the Property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, to the area of the Premises depicted on EXHIBIT A attached hereto for the purpose of accessing the material lift equipment located at the Property. Such access shall be permitted 24 hours per day, seven days per week, without the need for notice to the Tenant.

2.   CONDITION OF PREMISES

     The Tenant shall accept the Premises in its "as is" condition as of the date hereof. The Tenant acknowledges and agrees that (a) the Premises are in good condition and satisfactory to the Tenant in all respects, (b) the Landlord has no obligation to make any additional improvements to the Premises, and (c) no representations or warranties have been made by the Landlord or anyone purporting to act on behalf of the Landlord as to the condition or repair of the Premises or any portion thereof.

3.   TERM

     The term of this Lease (the "TERM") shall commence on December 1, 2000 (the "TERM COMMENCEMENT DATE") and shall expire, unless earlier terminated in accordance with the terms hereof, at midnight on last day of the month in which the third (3rd) anniversary of the Term Commencement Date occurs.

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4.   USE OF THE PREMISES; LICENSES AND PERMITS

     The Tenant shall use the Premises only for general office, research and development and light manufacturing purposes to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, and for no other use or purpose. The Tenant, its permitted subtenants, licensees, invitees and any other permitted users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

5.   BASIC RENT

     Commencing on the Term Commencement Date, and continuing for the duration of the Term, the Tenant shall pay Basic Rent to the Landlord at an annual rate of One Hundred Thirty-two Thousand and 00/100 Dollars ($132,000.00). Basic Rent shall be payable in advance on the first day of each month in equal installments at the rate of $11,000.00 per month to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

     This Lease is intended by the parties hereto to be a so-called "net" lease and, to the end that the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Property, the Building and the Premises, except as expressly set forth herein, the Tenant agrees to pay, in addition to the Tenant's obligations with respect to real estate taxes, insurance premiums, utilities costs, costs of repairs and maintenance and other costs which are specifically set forth herein, to the Landlord upon demand as Additional Rent, in the same manner as Basic Rent, (a) any and all charges, costs, expenses, and obligations of every kind and nature whatever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease), and (b) Fifty Percent (50%), or such other percentage as the rentable square footage of the Premises bears to the rentable square footage of the Building (currently 22,000 square feet) from time to time ("TENANT'S PERCENTAGE") of Common Expenses (as hereinafter defined).

     "Common Expenses" shall mean any and all charges, costs and expenses of every kind and nature whatever, which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, (i) making repairs to and undertaking maintenance of the Building and the Property, including all alterations and improvements to the common areas of the Building; (ii) providing utilities, including heat, water, sewer, electricity, air conditioning and ventilation as provided in Paragraph 8 hereof, to the Premises and to the

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common areas of the Building; (iii) providing dally cleaning and rubbish removal; (iv) providing watering, landscaping and lawn care for the Property;
(v) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; and (vi) maintaining casualty and liability insurance with respect to the Landlord, the Premises, the Building and the Property; (vii) reasonable administrative and management costs of the Landlord, which shall be commensurate with those normally charged for suburban office buildings of this nature in the metropolitan Boston area.

     The Tenant shall, upon written notice from the Landlord, prepay to the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts of Additional Rent as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Paragraph 5, which prepayments the Landlord agrees shall be applied, without interest, to such amounts as they actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made.

     If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord, as Additional Rent, interest thereon at an annual rate equal to the corporate rate of Fleet Bank (or its successor) from time to time in effect, plus four percent (4%), such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

6.   TAXES

     The Tenant shall pay or cause to be paid to the Landlord as Additional Rent not later than ten (10) days prior to the date the same are due or twenty-one
(21) days after written notice thereof to the Tenant, whichever is later, all taxes and excises upon the personal property and equipment of the Tenant located it the Premises or the Property and the Tenant's Percentage of (i) any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed. by the United States of America, The Commonwealth of Massachusetts, the Town of Bedford or any other authority, or become a lien, upon all or any part of the Property, the Building or the Premises, and (ii) if adopted as a substitute in whole or in part for the taxes described in clause
(i) above, all taxes or liens on the use or occupation of the Property, the Building or the Premises, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift or transfer taxes), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion (collectively, "TAXES").

     The Tenant shall, upon written notice from the Landlord, prepay to the Mortgagee or the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be

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payable annually by the Tenant under this Lease for Taxes, which prepayments the
Landlord agrees shall be applied, without interest, to such amounts as they actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made.

     Subject to the rights of any Mortgagees (as hereinafter defined), the Landlord may, at the request of the Tenant or any other tenant or tenants of the Building, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. In such event the Tenant and such other tenants shall pay such tax, levy, charge or assessment (under protest, if necessary). The Tenant shall pay as Additional Rent the Tenant's Percentage of (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all costs or expenses (including reasonable attorneys' fees) the Landlord may incur in connection with any such proceedings. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

7.   INSURANCE; WAIVERS OF SUBROGATION

     The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any Mortgagees and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, comprehensive general liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $2,000,000 for bodily injury or death and property damage occurring to, upon or about the Premises. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

     The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, contractors, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 13, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

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8.   UTILITIES

     The Tenant shall pay, directly to the appropriate utility company, all charges relating to the provision of electricity to the Premises during the Term (including, without limitation, electricity to power heat and air conditioning for the Premises), as measured by separate meters serving the Premises. The Tenant shall also pay, as Additional Rent, for water beyond normal office usage, telephone service, overtime and special services as set forth below, and any additional HVAC facilities used in connection with any room devoted substantially to the operation of one or more computers, which amounts the Landlord shall reasonably determine.

     The Landlord shall provide to the Premises (i) heat, air conditioning, and ventilation, on an appropriate seasonal basis, between the hours of 8:00 a.m. and 6:00 p.m. on Mondays through Fridays and the hours of 8:00 a.m. and 1:00 p.m. on Saturdays, and (ii) customary cleaning and rubbish removal service to the Premises on each business day, all subject to interruption due to accidents, the performance of repairs or improvements, labor difficulties, difficulties in obtaining supplies from the sources from which they are usually obtained, or to any cause beyond the Landlord's control. The Landlord may, if it deems it appropriate, prescribe binding rules to facilitate the orderly provision of these services. The Landlord shall have no obligation to provide any other utilities with respect to the Premises. If Tenant shall require additional utilities or equipment, the installation or maintenance thereof shall be solely the obligation of the Tenant, and the Tenant shall obtain the Landlord's written consent prior to any such installation.

9.   MAINTENANCE AND REPAIRS

     From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition), (ii) subject to the provisions of Paragraph 14 hereof, make all other repairs, replacements and renewals which are required due to the negligence or misconduct of the Tenant, and (iii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris.

     From and after the commencement of and during the Term, the Landlord shall
(1) make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to (a) keep the roof of the Building free of leaks and maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, maintenance and repairs occasioned by the acts or negligence of the Tenant or its agents excepted, unless such acts or negligence are covered by the release provided in Paragraph 7 hereof, and (b) keep the Building and all hallways, stairways, elevators, lobby plazas, and other Building common areas, as well as all electrical, mechanical, heating, ventilating and air conditioning, plumbing and other building systems and the parking areas, sprinklers and other improvements on the Property in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted; (2) keep all driveways, walkways, parking areas and other improvements on the Property free of snow and sanded as appropriate,

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and keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed; and (3) provide extermination and pest control services to the Premises when necessary.

10.  COMPLIANCE WITH LAWS AND REGULATIONS

     The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

     During the Term the Tenant shall comply, at its own cost and expense, with
(i) all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant's particular use of the Premises (as opposed to office, research and development and light manufacturing uses generally) or the fixtures and equipment therein and thereon; (ii) the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and (iii) the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

11.  ALTERATIONS BY TENANT

     The Tenant shall erect no signs, and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property, without the Landlord's prior written consent and without first providing the Landlord with suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property. The Landlord agrees that its consent shall not be unreasonably withheld for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby. Any such consents to interior, non-structural alterations, additions and improvements may be conditioned upon the Landlord's review of construction plans and specifications submitted by the Tenant to the Landlord. The Tenant shall submit to the Landlord in connection with any such work a copy of a duly issued building permit, if such permit is required under applicable law for the work being performed by the Tenant. The Landlord's consent to any alteration, addition or improvement may be conditioned upon the Tenant being obligated to remove the same at the expiration or termination of this Lease, and to restore the Premises to their condition prior to such alteration, addition or improvement.

12.  LANDLORD'S ACCESS

     The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times during usual business hours upon reasonable prior notice for the purposes of inspecting the same, exercising such other rights as it

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or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time and without notice in the event of emergency.

13.  INDEMNITIES

     The Tenant agrees to protect, defend (with counsel approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims and liabilities (other than claims and liabilities arising from the Landlord's negligence or willful misconduct) arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises or by the Tenant, its agents, employees, subtenants, licensees, invitees or assigns anywhere on the Property during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in or about the Premises; and
(ii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

14.  CASUALTY DAMAGE

     Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. During the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent hereunder for up to one (1) year from the date of such casualty in proportion to the loss of usable floor area in the Premises. If after such repair, reconstruction and replacement the Premises are not restored to their former area, there shall be an equitable abatement of Basic Rent for the remainder of the Term in proportion to the loss of usable floor area in the Premises.

     If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of six (6) months from the date work were to commence thereon, then the Landlord shall have the right to terminate this Lease by giving written notice to the Tenant within thirty (30) days after the date of such certification. If any damage results from causes or risks not insured against by the Landlord or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, then the Landlord may terminate this Lease by giving written notice to the Tenant within thirty (30) days after the date of such destruction. Provided further, that if, despite diligent efforts, the

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Landlord has been unable to complete such repair, reconstruction or replacement as herein provided within nine (9) months following the date of such casualty, then the Landlord and the Tenant shall each have the right to terminate this Lease by written notice to the other. In the event of any such notice of termination, this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

15.  CONDEMNATION

     If more than 20% of the usable floor area of the Premises, or more than 20% of the parking area available for use by the Tenant shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be deprived of all suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, then either of the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

     If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent for the remainder of the Term in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

     The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

16.  LANDLORD'S COVENANT OF QUIET ENJOYMENT; TITLE

     The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid without disturbance from the claims of all persons claiming by, through or under the Landlord, subject, however, to all of the terms and provisions of this Lease and to matters affecting record title as of the date hereof.

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17.  TENANT'S OBLIGATION TO QUIT

     The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Paragraph 9 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 11 hereof, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail to surrender and deliver the Premises as and when required hereunder, the Tenant shall become a tenant at sufferance only, subject to all of the terms, covenants and conditions herein specified, except the annual rate of Basic Rent shall increase to 150% of the annual rate of Basic Rent then in effect. In addition, the Tenant shall indemnify, defend and hold the Landlord harmless from and against any direct and indirect loss, cost and damage (including, without limitation, reasonable attorneys' fees) that the Landlord may suffer by reason of any holdover by the Tenant. The provisions of this Paragraph 17 shall expressly survive the termination or expiration of this Lease.

18.  TRANSFERS OF TENANT'S INTEREST

     The Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, without in each case first obtaining the prior written consent of the Landlord. In all events, the Landlord may condition its consent to any sublease or assignment upon (i) the Tenant's agreeing to pay to the Landlord fifty percent (50%) of the consideration received by the Tenant for any such assignment and fifty percent (50%) of the amount by which any rentals and other amounts from time to time payable to or for the Tenant under any subleases exceed the Basic Rent and Additional Rent from time to time payable hereunder and the reasonable expenses actually incurred by the Tenant in so assigning this Lease or subleasing the Premises (including, without limitation, the associated costs of installing partitions, the estimated costs of removing such partitions to the extent such removal is required by the Landlord, and costs of real estate agents used in connection with such assignment or sublease), and (ii) the sublessee's or assignee's agreement to obtain the consent of the Landlord to any future or further sublease or assignment of its interest under this Lease. The Landlord shall have the right to inspect, after reasonable advance notice, all records relating to costs claimed to have been incurred by the Tenant in so assigning this Lease or subleasing the Premises.

     Any attempted assignment without the consent of the Landlord as contemplated hereby shall be void. Any transfer or series of related or unrelated transfers constituting a change in ownership or control of more than fifty percent (50%), in the aggregate, of (a) the outstanding stock of the Tenant, if the Tenant is a corporation, or (b) the profit and loss participation in the Tenant, if the Tenant is a partnership, a limited liability company or any other entity, shall constitute an assignment for purposes of this Lease. Notwithstanding the foregoing, the subsequent public trading of the capital stock of Tenant on any national stock market or exchange (such as NYSE, Nasdaq or Amex), shall not be deemed to be an assignment hereunder.

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     In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease. Any consent by the Landlord to a particular assignment or subletting shall not in any way relieve the Tenant (or any of its assignees or sublessees) of the obligation hereunder to obtain the Landlord's consent for any further assignment or sublease. No assignment, subletting or use of the Premises shall affect the purpose for which the Premises may be used as set forth in Paragraph 4.

     The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any costs that may be incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and attorneys' fees.

19.  TRANSFERS OF LANDLORD'S INTEREST

     The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments.

20.  MORTGAGEES' RIGHTS

     The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "MORTGAGEE"). The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require. The Landlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in the Tenant's favor from any Mortgagee, which shall provide, without limitation, that the terms of any such mortgage shall be paramount over the terms of this Lease and no Mortgagee shall be bound by the liabilities incurred by any prior Landlord.

     Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with sixty (60) days after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in sixty (60) days, with such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within sixty (60) days and thereafter prosecuted to completion with reasonable diligence. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

21.  TENANT'S DEFAULT; LANDLORD'S REMEDIES

     If the Tenant shall default in the payment when due of any Basic Rent or Additional Rent and such default shall continue for five (5) days after written notice from the Landlord (provided, however, that the Landlord shall not be obligated to provide such notice more than twice in any calendar year) or if the Tenant shall default in the timely performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed and the Tenant fails promptly to commence to cure such default and fails to cure the same within thirty (30) days after written notice from the Landlord, or if the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

(1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

(2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

(3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

(4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

(5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

(6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Paragraph 21 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called "Prime Rate" then in effect at Fleet Bank) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date.

     Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after said thirty (30) days' notice of default from the Landlord to the Tenant, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

22.  REMEDIES CUMULATIVE; WAIVERS

     The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

23.  NOTICES

     Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or the Tenant at the addresses set forth herein, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to tune specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

24.  ESTOPPEL CERTIFICATES

     The Landlord and the Tenant hereby agree from time to time, each after not less than ten (10) days' prior written notice from the other or any Mortgagees, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), (ii) to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same),
(iii) the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid, and
(iv) such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

25.  BIND AND INURE; LIMITED LIABILITY OF LANDLORD

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building. In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant or any other person or entity.

26.  ENVIRONMENTAL COMPLIANCE

     Tenant hereby covenants to Landlord that: (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, (ii) remove any Hazardous Materials or Wastes from the Premises, the Building and the Property, immediately upon discovery of same in accordance with all applicable Laws and orders of governmental authorities having jurisdiction, (iii) pay or cause to be paid all costs associated with such removal including restoration of the Premises, the Building and the Property, and (iv) indemnify Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes from or through the Premises into or onto or under other portions of the Building or the Property or other properties; (b) Tenant shall keep the Premises, the Building and the Property free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes, the presence of which was caused by, or is attributable to, the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors or assigns; (c) Tenant shall not install or permit to be installed or to exist in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises validly claiming through the Tenant, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes; (e) Tenant shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises; (f) Tenant shall promptly notify Landlord in writing of any release, spin, leak, emittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the Premises; and (g) Tenant shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes at the Premises, the Building or the Property. The foregoing covenants shall not apply to Hazardous Materials or Wastes, if any, existing at the Premises, the Building or the Property prior to the date of this Lease.

     The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined, as well as any biomedical materials, products or substances generated, stored, handled, disposed of, or otherwise used by, the Tenant or any other occupancy of the Premises validly claiming through the Tenant, at the Premises. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C.
Section 1251 ET SEQ. (1972), the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.
(1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Subsection 1802, and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 ET SEQ., any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

     Tenant hereby agrees to defend (with counsel approved by the Landlord), indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgements, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of, or in connection with, the presence of Hazardous Materials or Wastes from the Premises or the removal of the same (except for Hazardous Materials or Wastes existing at the Premises prior to the date of this Lease) or as a result of, or in connection with, activities prohibited under this Paragraph 26. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Paragraph 26.

27.  CAPTIONS

     The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

28.  INTEGRATION

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

29.  SEVERABILITY: CHOICE OF LAW

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

     This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

30.  BROKERS

     The Landlord and the Tenant each warrants and represents that it has not dealt with any broker in connection with the Premises or this Lease. The Landlord and the Tenant each hereby indemnifies and holds the other harmless from and against any liability for commissions due any broker or finder claiming to have acted through the indemnifying party or its affiliates.

31.  RULES AND REGULATIONS

     The Tenant shall comply with any and all reasonable rules and regulations from time to time imposed by the Landlord with respect to the use and occupancy of the Premises.

32.  SECURITY DEPOSIT

     The Landlord acknowledges that the Tenant has previously paid a security deposit in the amount of $8,479.17, which is presently being held by the Landlord as security for the Tenant's faithful performance as herein provided. At the expiration of the Term, such security deposit shall be refunded to the Tenant, subject to the Tenant's satisfactory compliance with the terms, provisions and conditions hereof.

                      [Signatures Appear on the Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written.

                                          LANDLORD

                                          ONE OAK PARK DRIVE, L.L.C., a Delaware
                                          limited liability company

                                          By:   /s/ Robert W. Connelly
                                             -------------------------
                                             Name:  Robert W. Connelly
                                             Title: Manager

                                          TENANT

                                          CAMBRIDGE HEART, INC., a Massachusetts
                                          corporation

                                          By:   /s/ Robert B. Palardy
                                             ------------------------
                                             Name:  Robert. B. Palardy
                                             Title: V.P. Finance, Admin. & CFO